NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

CUSIP NO. 018626101

NUMBER

SHARES

ALLIANCE MMA

ALLIANCE MMA, INC.

AUTHORIZED COMMON SHARES: 45,000,000
PAR VALUE: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

EXAMPLE

Shares of **Alliance MMA, Inc.** Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date: ____________________

TREASURER

ALLIANCE MMA, INC.
CORPORATE
Seal
Delaware

CHAIRMAN

COUNTERSIGNED & REGISTERED
TRANSFER ONLINE, INC.
512 SE SALMON ST.
PORTLAND, OR 97214

BY: ____________________
AUTHORIZED SIGNATURE